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                                                                  Exhibit (a)(7)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

PART 1

Name. If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your Social Security card, and your new last name. If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in Part I of the form. If you are a sole proprietor, you must enter your individual name as shown on your Social Security card. You may enter your business, trade, or "doing business as" name on the business name line. If you are any other entity, enter your business name as shown on required Federal tax documents. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or "doing business as" name on the business name line.

Guidelines For Determining The Proper Name And Identification Number To Give The Payer. Social Security numbers have nine digits separated by two hyphens, e.g., 000-00-0000. Employer Identification numbers have nine digits separated by only one hyphen, e.g., 00-0000000. The table below will help determine which name and number to give to the payer.

-------------------------------------------------               -----------------------------------------------------------
                             Give the name and                                                         Give the name and
                             SOCIAL SECURITY                                                           EMPLOYER IDENTIFICATION
For this type of account     number of--                        For this type of account               number of--
-------------------------------------------------               -----------------------------------------------------------
1. Individual                The individual                     6. Sole proprietorship                 The owner(3)

2. Two or more individuals   The actual owner                   7. A valid trust,                      The legal entity(4)
   (joint account)           of the account                        estate, or pension
                             or, if combined                       trust
                             funds, the first
                             individual on                      8. Corporation                         The corporation
                             the account(1)
                                                                9. Association, club,                  The organization
3. Custodian account of a    The minor(2)                          religious, charitable,
   minor (Uniform Gifts to                                         educational or other
   Minors Act)                                                     tax-exempt organization

4. a. The usual revocable    The grantor-                       10. Partnership                        The partnership
   savings trust   (grantor  trustee(1)
   is also trustee)                                             11. A broker or
                                                                    registered nominee                 The broker or nominee
   b. So-called trust        The actual
   account that is not a     owner(1)                           12. Account with the                   The public entity
   legal or valid trust                                             Department of Agriculture
   under state law                                                  in the name of a public
                                                                    entity (such as a state
5. Sole proprietorship       The owner(3)                           or local government, school
                                                                    district, or prison) that
                                                                    receives agricultural
                                                                    program payments
-------------------------------------------------               -----------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security Num ber, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's Social Security Number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security Number or Employer Identification Number (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the Taxpayer Identification Number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

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Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

How To Get A Taxpayer Identification Number. If you do not have a Taxpayer Identification Number, apply for one immediately. To apply for a Social Security Number (for individuals), obtain Form SS-5, Application for a Social Security Card, at the local office of the Social Security Administration. Obtain Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an Individual Taxpayer Identification Number (for individuals not eligible to obtain a Social Security Number), or Form SS-4, Application for Employer Identification Number, to apply for an Employer Identification Number (for businesses and all other entities). You can get Forms W-7 and SS-4 from the Internal Revenue Service ("IRS") by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS's Web Site at www.irs.gov.

If you do not have a Taxpayer Identification Number, write, "Applied For" in the space for the Taxpayer Identification Number, sign and date the form, and give it to the payer. For interest and dividend payments and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a Taxpayer Identification Number and give it to the payer. If the payer does not receive your Taxpayer Identification Number within 60 days, backup withholding, if applicable, will begin and continue until you furnish your Taxpayer Identification Number.

Note: Writing, "Applied For" on the form means that you have already applied for a Taxpayer Identification Number OR that you intend to apply for one soon.

As soon as you receive your Taxpayer Identification Number, complete a Form W-9, include your Taxpayer Identification Number, sign and date the form, and give it to the payer.

PART 2

Payees Exempt from Backup Withholding. Individuals (including sole proprietors) are NOT exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

If you are exempt from backup withholding, you should still complete Substitute Form W-9 to avoid possible erroneous backup withholding. Enter your correct Taxpayer Identification Number in Part 1, write "Exempt" in Part 2, and sign and date the form. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester a completed Form W-8, Certificate of Foreign Status.

The following is a list of payees exempt from backup withholding and for which no information reporting is required. For dividends, all listed payees are exempt except those covered by item (9). For broker transactions, payees listed in (1) through (14) are exempt.

   (1) A corporation.
   (2) An organization exempt from tax under Section 501(a), or an individual retirement plan ("IRA"), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).*
   (3) The United States or any of its agencies or instrumentalities.
   (4) A state, the District of Columbia, a possession of the United States, or any of their subdivisions or instrumentalities.
   (5) A foreign government, a political subdivision of a foreign government, or any of their agencies or instrumentalities.
   (6) An international organization or any of its agencies or instrumentalities.
   (7) A foreign central bank of issue.
   (8) A dealer in securities or commodities registered in the United States, the District of Columbia, or a possession of the United States.

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   (9) A futures commission merchant registered with the Commodity Futures
       Trading Commission.
  (10) A real estate investment trust.
  (11) An entity registered at all times during the tax year under the Investment Company Act of 1940.
  (12) A common trust fund operated by a bank under Section 584(a).
  (13) A financial institution.
  (14) A person registered under the Investment Advisers Act of 1940 who regularly acts as a broker.
--------
   * All section references are to the Internal Revenue Code of 1986, as amended.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THE FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6060N, and their regulations.

PRIVACY ACT NOTICE. Section 6109 requires you to give your correct Taxpayer Identification Number to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws.

You must provide your Taxpayer Identification Number whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not give a Taxpayer Identification Number to a payer. Certain penalties may also apply.

Penalties.

(1) Failure to furnish Taxpayer Identification Number. If you fail to furnish your Taxpayer Identification Number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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